                                                                     EXHIBIT 11

                                                        (Page 1 of 2)

                           CRANE CO. AND SUBSIDIARIES
                             EXHIBIT C TO FORM 10-K
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1993

                      Computation of Net Income Per Share
                      (In Thousands Except Per Share Data)



Primary                                1993      1992        1991        1990      1989
- -----------------------------------  --------  --------  ------------  --------  --------

 Income before a change in
  accounting                          $48,893   $24,286   $44,993       $62,735   $55,919

 Cumulative effect of a change
  in accounting                             -         -   (22,341)(a)         -         -
                                      -------   -------  --------       -------   -------

 Net Income                           $48,893   $24,286   $22,652       $62,375   $55,919
                                      =======   =======   =======       =======   =======


 Per common share before a change
  in accounting                       $  1.62   $   .79   $  1.42       $  1.96   $  1.72

 Cumulative effect of a change
  in accounting                             -         -      (.70)(a)         -         -
                                      -------   -------  --------       -------   -------

 Net income per share                 $  1.62   $   .79   $   .72       $  1.96   $  1.72
                                      =======   =======   =======       =======   =======

  Average number of primary
    shares                             30,217    30,845    31,628        32,057    32,583


     (a) Postretirement benefits other than pensions

                                                        (Page 2 of 2)

                                   CRANE CO.
                       EXHIBIT C TO FORM 10-K (CONTINUED)
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1993

                      Computation of Net Income Per Share
                      (In Thousands Except Per Share Data)



Fully Diluted                          1993      1992        1991        1990      1989
- -----------------------------------  --------  --------  ------------  --------  --------

 Income before a change in
  accounting                          $48,893   $24,286   $44,993       $62,735   $55,919

 Conversion of debentures:
  Add back interest, net
  of income tax                            25        30        32            32        37
                                      -------   -------   -------       -------   -------
 Income assuming conversion of
  debentures before change in
  accounting                           48,918    24,316    45,025        62,767    55,956

 Cumulative effect of a change
  in accounting                             -         -   (22,341)(a)         -         -
                                      -------   -------  --------       -------   -------
 Net income - assuming
  conversion of debentures            $48,918   $24,316   $22,684       $62,767   $55,956
                                      =======   =======   =======       =======   =======


 Income per share before a change
  in accounting                       $  1.61   $   .78   $  1.41       $  1.94   $  1.69

 Cumulative effect of a change
  in accounting                             -         -      (.70)(a)         -         -
                                      -------   -------  --------       -------   -------

 Net income                           $  1.61   $   .78   $   .71       $  1.94   $  1.69
                                      =======   =======   =======       =======   =======


 Average number of primary shares      30,217    30,845    31,628        32,057    32,583
 Add:
 Adjustment to primary shares
  for dilutive stock options
  (ending market price higher
  than average market price)                -        18        55             -       176

  Shares reserved for conversion
  of debentures                           187       217       231           242       277
                                      -------   -------   -------       -------   -------
 Total average number of
  shares                               30,404    31,080    31,914        32,299    33,036
                                      =======   =======   =======       =======   =======




    (a) Postretirement benefits other than pensions